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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 25, 2005, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co., The Lamson & Sessions Co. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Lamson & Sessions Co., included in this Annual Report (Form 10-K) for the year ended January 1, 2005:


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
Registration
   Number                                       Description
-------------  -----------------------------------------------------------------
333-93251      The Lamson & Sessions Co. Non-Employee Directors Stock Option Plan
033-62443      Form S-8 Registration Statement


333-12585      The Lamson & Sessions Co. Deferred Compensation Plan for Non-
               Employee Directors Form S-8 Registration Statement


333-46953      The Lamson & Sessions Co. Deferred Savings Plan Form S-8 Registration
               Statement


333-61911      The Lamson & Sessions Co. 1998 Incentive Equity Plan Form S-8
333-63280      Registration Statement
333-51330
333-118384


333-65795      The Lamson & Sessions Co. 1988 Incentive Equity Performance Plan
               Form S-3 Registration Statement

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                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
March 1, 2005